As filed with the Securities and Exchange Commission on October 21, 2009
Registration No. 333-130484

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HLTH Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3236644 (I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(201) 703-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles A. Mele, Esq.
Executive Vice President, General Counsel and Secretary
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(201) 703-3400
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
Copies to:
Stephen T. Giove, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-7293
     Approximate date of commencement of the proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333- 130484) (the “Registration Statement”) of HLTH Corporation (formerly known as “Emdeon Corporation” and, prior to that, as “WebMD Corporation d/b/a Emdeon Corporation”), a Delaware corporation (“HLTH”), relating to the registration of $300,000,000 aggregate principal amount of 3 1/8% Convertible Notes Due 2025 (the “Notes”) and shares of Common Stock, par value $0.0001 per share, issuable upon conversion of the Notes. The Registration Statement was originally filed on December 20, 2005. In accordance with an undertaking made by HLTH in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered pursuant to the Registration Statement which remain unsold at the termination of the offering, HLTH hereby removes from registration all securities registered under the Registration Statement which remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmwood Park, New Jersey, on October 21, 2009.

HLTH Corporation
By:	/s/ MARK D. FUNSTON
	Name:	Mark D. Funston
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Martin J. Wygod	Director; Acting Chief Executive Officer (principal executive officer)	October 21, 2009

/s/ MARK D. FUNSTON Mark D. Funston	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	October 21, 2009

* Mark J. Adler, M.D.	Director	October 21, 2009

* Paul A. Brooke	Director	October 21, 2009

* Kevin M. Cameron	Director	October 21, 2009

* Neil F. Dimick	Director	October 21, 2009

* James V. Manning	Director	October 21, 2009

* Herman Sarkowsky	Director	October 21, 2009

* Joseph E. Smith	Director	October 21, 2009

* By:	/s/ LEWIS H. LEICHER
Name: Lewis H. Leicher
Attorney-in-Fact

Date:	October 21, 2009